1



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------


                             FORTUNE PARTNERS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

            Nevada                         1000                  98-0433974
            ------                         ----                  ----------
(State or jurisdiction of        (Primary Standard           (I.R.S. Employer
incorporation or organization)   Industrial Classification   Identification No.)
                                 Code Number)

                       Suite 1100, 1050 West Pender Street
                  Vancouver, British Columbia, Canada, V6E 3S7
                            Telephone: (604) 714-3663
                               Fax: (604) 714-3669
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

     Agent for Service                         With a Copy to
     -----------------                         --------------
Paul D. Brock, President                       Devlin Jensen
Fortune Partners, Inc.                         Attention: Thomas J. Deutsch
Suite 1100, 1050 West Pender                   Suite 2550, 555 West Hastings
Street, Vancouver, British                     Street, British Columbia, Canada,
Columbia, Canada, V6E 3S7                      V6B 4N5
Telephone: (604) 714-3663                      Telephone: (604) 684-2550
Fax: (604) 714-3669                            Fax: (604) 684-0916

                                  ------------

Approximate  date of  commencement  of proposed  sale to the public:  As soon as
--------------------------------------------------------------------------------
practicable after the effective date of this registration statement.
--------------------------------------------------------------------

                                  ------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                 ---------------


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of each                                                         Proposed
    class                                             Proposed        maximum
of securities                      Dollar Amount       maximum       aggregate     Amount of
    to be         Amount to be         to be       offering price     offering    registration
 registered        registered       Registered      per share(1)      price(2)       fee(2)
----------------------------------------------------------------------------------------------

Common Stock    4,170,000 shares   $    417,000    $0.10 per share   $ 417,000    $    52.83
----------------------------------------------------------------------------------------------

(1)  This price was arbitrarily determined by Fortune Partners, Inc.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

No exchange or over-the-counter market exists for our common stock. The average price paid for our common stock was $0.016.

Throughout this registration statement conversions from Canadian dollars to U.S. dollars were calculated at an exchange rate of CAD $1.20 = US $1.00. All prices are assumed to be in U.S. dollars unless otherwise specified.

The registrant hereby amends this  registration  statement on such date or dates
--------------------------------------------------------------------------------
as may be necessary to delay its effective date until the registrant  shall file
--------------------------------------------------------------------------------
a further amendment which specifically  states that this registration  statement
--------------------------------------------------------------------------------
shall  thereafter  become  effective  in  accordance  with  section  8(a) of the
--------------------------------------------------------------------------------
Securities Act or until the  registration  statement  shall become  effective on
--------------------------------------------------------------------------------
such date as the Securities  and Exchange  Commission,  acting  pursuant to such
--------------------------------------------------------------------------------
section 8(a), may determine.
----------------------------



                                  ------------

The  information  in this  prospectus  is not complete and may be changed.  This
--------------------------------------------------------------------------------
prospectus is included in the  registration  statement that was filed by Fortune
--------------------------------------------------------------------------------
Partners,  Inc.  with  the  Securities  and  Exchange  Commission.  The  selling
--------------------------------------------------------------------------------
shareholders  may not sell these  securities  until the  registration  statement
--------------------------------------------------------------------------------
becomes effective.  This prospectus is not an offer to sell these securities and
--------------------------------------------------------------------------------
is not  soliciting an offer to buy these  securities in any state where the sale
--------------------------------------------------------------------------------
is not permitted.
-----------------


                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
                  --------------------------------------------
                             Dated November 29, 2004
                             -----------------------

                     4,170,000 COMMON SHARES OF COMMON STOCK
                     ---------------------------------------
                             FORTUNE PARTNERS, INC.
                             ----------------------

The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. We will not receive any proceeds from this offering.

Our common stock is not presently traded on any market or securities exchange. The selling shareholders are required to sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Investing in these  securities  involves  significant  risks. See "Risk Factors"
--------------------------------------------------------------------------------
beginning on page 7.
--------------------

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities
--------------------------------------------------------------------------------
commission has approved or  disapproved  of these  securities or passed upon the
--------------------------------------------------------------------------------
adequacy or accuracy of this prospectus.  The Securities and Exchange Commission
--------------------------------------------------------------------------------
has not  made  any  recommendations  that  you buy or not  buy the  shares.  Any
--------------------------------------------------------------------------------
representation to the contrary is a criminal offence.
-----------------------------------------------------


                The date of this prospectus is November 29, 2004.

                                  ------------

                                TABLE OF CONTENTS
                                -----------------
                                                                           PAGE
                                                                           ----
Summary................................................................     5
Risk Factors...........................................................     8
     Risks related to our operating results
     --------------------------------------
-    If we do not obtain additional financing, our business plan
     will fail.........................................................     8
-    Title to our mineral property is registered in the name of our Chief Executive Officer and he may transfer title to
     third parties without our knowledge...............................     9
-    Because we have only recently commenced business operations, we face a high risk of business failure and this could
     result in a total loss of your
     investment........................................................     9
-    Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable
     future............................................................     9
-    If we do not find a joint venture partner for the continued
     development of our mineral claims, we may not be able to
     advance the exploration work......................................    10
-    Because our executive officers have no experience in mineral exploration and do not have formal training specific to the technicalities of mineral exploration, there is a higher
     risk our business will fail.......................................    10
-    Because our officers have other business interests, they may not be able or willing to devote a sufficient amount of time
     to our business operation, causing our business to fail...........    10
-    Because of the speculative nature of mineral property
     exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will
     fail..............................................................    10
-    Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or
     damages as we conduct our business................................    11
-    If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully place the mineral claims into
     commercial production.............................................    11
-    Because access to our mineral claims is often restricted by inclement weather, we will be delayed in our exploration and any future mining
     efforts...........................................................    11
-    As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration
     program...........................................................    11
-    If we do not obtain clear title to our mineral claims, our
     business may fail.................................................    12
-    Because market factors in the mining business are out of our control, we may not be able to market any minerals that may
     be found..........................................................    12
-    The infrastructure that is necessary to support mining
     operations may be affected by events beyond our
     control...........................................................    12
-    Smelter supply arrangements that we may arrange in the
     future are susceptible to the long-term suppliers honouring
     their contracts...................................................    12
-    We are subject to risks inherent in the mining industry and we may not be properly insured against such
     risks.............................................................    13
-    Because of the fiercely competitive nature of the mining
     industry, our profitability may be affected by our
     performance against larger companies with more extensive
     operations and increased resources................................    13
-    Due to the complex and sensitive nature of mining
     operations, we face the prospect of litigation over the
     various risks associated with mining..............................    13
-    We are subject to extensive environmental and other industry regulations which require strict compliance, thereby
     increasing the costs of our mining operations.....................    13
-    We may be faced with reclamation obligations in the future........    14
-    Our profitability is directly dependent on worldwide metal prices and the forces of supply and demand, both of which
     are extremely volatile............................................    15
-    We may engage in the practice of commodity hedging in the
     future which provides no guarantee of price protection and
     may prevent us from profiting from price increases................    15
-    Due to the limited lives of mines and the constant need to replace and expand mineral reserves, we may acquire more
     mines in the future which may or may not be successful............    15
-    Our property may be subject to First Nations land claims..........    16
-    We rely on key individuals and the degree of success of our mining operations may be dependent on the fulfillment of
     their employment obligations......................................    16
-    Our directors may experience conflicts of interest which may
     detrimentally affect our profitability............................    16
-    We currently do not have any Key Man insurance....................    16
     Risks related to the securities market
     --------------------------------------
-    There is no liquidity and no public market for our common
     stock and it may prove impossible to sell your shares.............    17
-    If the selling shareholders sell a large number of shares
     all at once or in blocks, the value of our shares would most
     likely decline....................................................    17

-    Our auditors have expressed substantial doubt about our
     ability to continue as a going concern............................    18
Use  of Proceeds.......................................................    18
Determination of Offering Price........................................    18
Dilution...............................................................    18
Selling Shareholders...................................................    18
Plan of Distribution...................................................    24
Legal Proceedings......................................................    27
Directors, Executive Officers, Promoters and Control Persons...........    27
Security Ownership of Certain Beneficial Owners and Management.........    30
Description of Securities..............................................    31
Interests of Named Experts and Counsel.................................    32
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities...........................................    32
Organization Within Last Five Years....................................    32
Description of Business................................................    32
Plan of Operation......................................................    40
Description of Property................................................    42
Certain Relationships and Related Transactions.........................    43
Market for Common Equity and Related Stockholder Matters...............    43
Executive Compensation.................................................    45
Index to Financial Statements
-----------------------------
Independent Auditor's Report...........................................     1
Financial Statements...................................................   2-5
Notes to Financial Statements..........................................  6-11
Changes in and Disagreements with Accountants Disclosure...............    12
Available Information..................................................    12


                           ------------

Prospectus Summary
------------------

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral exploration. We acquired mineral claims in the Province of British Columbia, Canada, which we believe are prospective for silver with copper, lead, and zinc as by-products. The staking of the mineral claims was completed by E.R. Kruchkowski, a consulting geologist working on behalf of the Company. Shortly thereafter we filed our certificate of authority to do business in the Province of British Columbia and the ownership of the claims was transferred from Teuton Resources Corp. to Paul D. Brock, our Chief Executive Officer, in trust for us. See exhibits 10.1 and 10.2 which are attached hereto for the Bill of Sale to Mr. Brock and for the Declaration of Trust from Mr. Brock to our company respecting the company's mineral claims.

"Unpatented mineral claim" means a plot of ground that "acquires" the right to the minerals which were available at the time of location. The title holder has the right to use the surface of the claim for mining purposes only. Located (staked) mineral claims are referred to as "unpatented" claims. Title to unpatented claims is issued and administered by the British Columbia Mineral Titles Branch, Ministry of Energy and Mines. Our mineral claims consist of 72 units within 4 contiguous mineral claims totalling 1800 hectares. While we have obtained mineral rights with respect to our mineral property, this should not be construed as a guarantee of title. The property has not been surveyed and therefore, the precise location and boundaries of the property may be in doubt.

Our four mineral claims are in good standing with the Province of British Columbia through to July 9, 2005.

Our objective is to conduct mineral exploration activities on the property in order to assess whether it possesses commercially exploitable reserves of minerals. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future development is determined.

In mining language, we are considered an exploration or exploratory stage company. In our case, this means that we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. No commercially exploitable reserves have been found on our mineral property to date and we cannot assure investors that any such reserves will be found.

We have no revenues, have suffered losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant
-------------------------------------------------

Fortune Partners, Inc.
Suite 1100, 1050 West Pender Street
Vancouver, British Columbia, Canada, V6E 3S7
Telephone: (604) 714-3663 and Fax: (604) 714-3669

The Offering
------------

Securities being offered:     Up to 4,170,000 shares of common stock.

Offering price:               The selling  shareholders named in this prospectus
                              will sell the 4,170,000 shares of our common stock
                              offered under this prospectus at an offering price
                              of $0.10 per  offered  share  unless  the  offered
                              shares are quoted on the over-the-counter bulletin
                              board. We intend to apply to the  over-the-counter
                              bulletin  board to allow  for the  trading  of our
                              common stock upon our becoming a reporting  entity
                              under the Securities  Exchange Act of 1934. If our
                              common  stock  becomes  so traded and a market for
                              the stock develops, the actual price of stock will
                              be determined  by prevailing  market prices at the
                              time of sale or by private transactions negotiated
                              by  the   selling   shareholders   named  in  this
                              prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

Terms of the offering:        The selling  shareholders  will determine when and
                              how they will sell the  common  stock  offered  in
                              this  prospectus.   We  will  cover  the  expenses
                              associated with the offering which we estimate to be $23,981.09. Refer to "Plan of Distribution" and "Item 25: Other Expenses".

Termination of the offering:  The  offering   will  conclude  when  all  of  the
                              4,170,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.

Securities issued             5,250,000  shares of our  common  stock are issued
and to be issued:             and outstanding as of the date of this prospectus.
                              All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of proceeds:              We will not receive any proceeds  from the sale of
                              the common stock by the selling shareholders.

                              The funds that we raised through the sale of our common stock were used to acquire the mineral claims and to cover administrative expenses such as accounting and office costs.

                          Summary Financial Information
                          -----------------------------
                                  Balance sheet
                                  -------------

                                                September 30, 2004
                                                      (Audited)
                                                ------------------
Cash                                               $  79,010
Total Assets                                       $  79,010
Total Liabilities                                  $   4,000
Total Stockholders' Equity                         $  75,010


                          Statement of Loss and Deficit
                          -----------------------------

                                                  From inception
                                                (August 26, 2004)
                                               to September 30, 2004
                                                     (Audited)
                                               ---------------------
Revenue                                            $       0
Operating Expenses                                 $  16,240
Net Loss                                           $  16,240

Risk factors affecting operating results.
-----------------------------------------

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. You may lose all or part of your investment in this offering.

If we do not obtain additional financing, our business plan will fail.
----------------------------------------------------------------------

Our current operating funds are estimated to be sufficient to complete the phase one exploration of our mineral claims but we will need to obtain additional financing in order to complete our business plan. As of November 29, 2004, we had cash on hand of $52,936.00. Our business plan calls for significant expenses in connection with the exploration of the mineral property. The stage one exploration program on the property as recommended by our consulting geologist is estimated to cost approximately CAD $15,000 (US $12,500) followed by a stage two exploration program on the property as recommended by our consulting geologist which is estimated to cost CAD $30,000 (US $25,000). We will require additional financing in order to complete the stage two of phase one exploration program and also the phase two exploration program estimated to cost CAD $167,000 (US $139,167).

Title to our mineral  property is registered in the name of our Chief  Executive
--------------------------------------------------------------------------------
Officer and he may transfer title to third parties without our knowledge.
-------------------------------------------------------------------------

Under British Columbia mining legislation a foreign corporation cannot hold a British Columbia mining claim. To avoid the costs of creating a British Columbia wholly-owned subsidiary to hold title, we decided to register the property in the name of our Chief Executive Officer, Paul A. Brock (refer to Exhibit 10.2). Our CEO may convey title to the claims to third parties without our knowledge and if a Deed of Transfer is recorded before we can register our documents, that third party will have superior title and we will have no title interest. If this occurs we will lose our only asset and we will not be able to execute our business plan. Our only remedy would be to seek damages from our CEO for breach of fiduciary duty and be compensated with monetary damages. See exhibits 10.1 and 10.2 which are attached hereto for the Bill of Sale to Mr. Brock and for the Declaration of Trust from Mr. Brock to our company respecting the company's mineral claims.

Because we have only recently commenced business operations, we face a high risk
--------------------------------------------------------------------------------
of business failure and this could result in a total loss of your investment.
-----------------------------------------------------------------------------

We have not begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on August 26, 2004, and to date have been involved primarily in organizational activities and the acquisition of the mineral claims. We have not earned any revenues and we have not achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations,  we expect to incur
--------------------------------------------------------------------------------
operating losses for the foreseeable future.
--------------------------------------------

We have never earned revenues and we have never been profitable. Prior to completing exploration on the mineral property, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from our mineral claims, we will fail and you will lose your entire investment in this offering.

If we do not find a joint venture  partner for the continued  development of our
--------------------------------------------------------------------------------
mineral claims, we may not be able to advance the exploration work.
-------------------------------------------------------------------

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a partner for the further exploration and possible production of our mineral claims. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a partner. The possible partner could have a limited ability to enter into joint venture agreements with junior exploration programs and will seek the junior exploration companies who have the properties that they deem to be the most attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mineral claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner we may fail and you will lose your entire investment in this offering.

Because our executive officers have no experience in mineral  exploration and do
--------------------------------------------------------------------------------
not have formal training specific to the technicalities of mineral  exploration,
--------------------------------------------------------------------------------
there is a higher risk our business will fail.
----------------------------------------------

Although one of our non-executive directors, Philip J. Wheelton, has mining experience, our executive officers have no experience in mineral exploration and do not have formal training as geologists or in the technical aspects of management of a mineral exploration company. As a result of this inexperience at the executive level, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in this offering.

Because our  officers  have other  business  interests,  they may not be able or
--------------------------------------------------------------------------------
willing to devote a sufficient amount of time to our business operation, causing
--------------------------------------------------------------------------------
our business to fail.
---------------------

Our executive officers are each spending only approximately ten percent of their business time on providing management services to us. While both of our officers presently possess adequate time to attend to our interests, it is possible that the demands on them from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

Because of the  speculative  nature of mineral  property  exploration,  there is
--------------------------------------------------------------------------------
substantial risk that no commercially exploitable minerals will be found and our
--------------------------------------------------------------------------------
business will fail.
-------------------

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral property contains commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The exploration work that we intend to conduct on the mineral property may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment in this offering. In addition, the quantity of mineral reserves and mineral resources may vary depending on, among other things, metal prices. Any material change in quantity of mineral reserves, mineral resources, grade or stripping ratio may affect the economic viability of our properties. In addition, there can be no assurance that silver recoveries or other metal recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

Because of the inherent dangers involved in mineral exploration, there is a risk
--------------------------------------------------------------------------------
that we may incur liability or damages as we conduct our business.
------------------------------------------------------------------

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of your entire investment in this offering.

If we discover  commercial  reserves of precious metals on our mineral property,
--------------------------------------------------------------------------------
we can  provide  no  assurance  that we will be able to  successfully  place the
--------------------------------------------------------------------------------
mineral claims into commercial production.
------------------------------------------

Our mineral property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds or to obtain such funds on terms that we consider economically feasible and you may lose your entire investment in this offering.

Because access to our mineral claims is often  restricted by inclement  weather,
--------------------------------------------------------------------------------
we will be delayed in our exploration and any future mining efforts.
--------------------------------------------------------------------

Access to the mineral claims is restricted to the period between late June extending into late October of each year due to snow and storms in the area. As a result, any attempts to visit, test or explore the property are largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. This may cause our business venture to fail and the loss of your entire investment in this offering.

As we  undertake  exploration  of our  mineral  claims,  we will be  subject  to
--------------------------------------------------------------------------------
compliance with government regulation that may increase the anticipated time and
--------------------------------------------------------------------------------
cost of our exploration program.
--------------------------------

There are several governmental regulations that materially restrict the exploration or exploitation of minerals. We will be subject to the Mining Act of British Columbia as we carry out our exploration programs. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

If we do not obtain clear title to our mineral claims, our business may fail.
-----------------------------------------------------------------------------

While we have obtained geological reports with respect to our mineral property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. If we are unable to obtain clear title you may lose your entire investment in this offering.

Because market factors in the mining business are out of our control, we may not
--------------------------------------------------------------------------------
be able to market any minerals that may be found.
-------------------------------------------------

The mining industry, in general, is intensively competitive and we can provide no assurance to investors even if commercial quantities of minerals are discovered that a ready market will exist for the sale of any minerals found. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

The  infrastructure  that is  necessary  to  support  mining  operations  may be
--------------------------------------------------------------------------------
affected by events beyond our control.
--------------------------------------

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our operations and profitability.

Smelter supply arrangements that we may arrange in the future are susceptible to
--------------------------------------------------------------------------------
the long-term suppliers honouring their contracts.
--------------------------------------------------

The silver concentrates produced by us will likely be sold through long-term supply arrangements to metal traders or integrated mining and smelting companies. Should any of these counterparties not honour supply arrangements, or should any of them become insolvent, we may be forced to sell our concentrates in the spot market or we may not have a market for our concentrates and therefore our future operating results may be materially adversely affected.

We are  subject  to risks  inherent  in the  mining  industry  and we may not be
--------------------------------------------------------------------------------
properly insured against such risks.
------------------------------------

The business of mining for silver and other metals is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labour disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Mining operations will be subject to risks normally encountered in the mining business.

Because  of  the  fiercely  competitive  nature  of  the  mining  industry,  our
--------------------------------------------------------------------------------
profitability  may be affected by our performance  against larger companies with
--------------------------------------------------------------------------------
more extensive operations and increased resources.
--------------------------------------------------

The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms it considers acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

Due to the  complex  and  sensitive  nature  of mining  operations,  we face the
--------------------------------------------------------------------------------
prospect of litigation over the various risks associated with mining.
---------------------------------------------------------------------

We may be subject to various claims, legal proceedings, potential claims and complaints arising in the normal course of business. We may also be subject to the possibility of new income tax and mining duty assessments for some years.

We are subject to extensive  environmental and other industry  regulations which
--------------------------------------------------------------------------------
require  strict   compliance,   thereby  increasing  the  costs  of  our  mining
--------------------------------------------------------------------------------
operations.
-----------

Our activities are subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas, which would result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations could have an adverse effect on our financial condition. In addition, environmental hazards may exist on our properties which are currently unknown to us. We may be liable for losses associated with such hazards, or may be forced to undertake extensive remedial cleanup action or to pay for governmental remedial cleanup actions, even in cases where such hazards have been caused by previous or existing owners or operators of the property, or by the past or present owners of adjacent properties or natural conditions. The costs of such cleanup actions may have a material adverse effect on our operations and profitability.

Our operations, including exploration and development activities and commencement of production on its properties, require permits from various federal, provincial and local governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. We believe we are in substantial compliance with all material laws and regulations which currently apply to our activities.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

We may be faced with reclamation obligations in the future.
-----------------------------------------------------------

Reclamation requirements vary depending on the location of the property and the managing governmental agency, but they are similar in that they aim to minimize long-term effects of exploration and mining disturbance by requiring the operating company to control possible deleterious effluents and to re-establish to some degree pre-disturbance land forms and vegetation. Any significant environmental issues that may arise could lead to increased reclamation expenditures and have a materially adverse impact on our financial resources.

Our profitability is directly dependent on worldwide metal prices and the forces
--------------------------------------------------------------------------------
of supply and demand, both of which are extremely volatile.
-----------------------------------------------------------

We have no control over the fluctuations in the prices of the metals that we are exploring for in our mining projects. Silver, lead and zinc prices are subject to fluctuation and are affected by a number of factors which are beyond our control. Such factors include, but are not limited to, interest rates, exchange rates, inflation or deflation, fluctuation in the value of the Canadian dollar and foreign currencies, global and regional supply and demand, and the political and economic conditions of major silver-producing countries throughout the world. A significant decline in such prices would severely reduce our value. Moreover, depending on the price of silver, lead, zinc and other metals, projected cash flow from planned mining operations may not be sufficient and we could be forced to discontinue development and may lose our interest in, or may be forced to sell, some of our mineral properties. Future production from our mining properties is dependent on silver, lead and zinc prices that are adequate to make these properties economic. In addition to adversely affecting our reserve estimates and our financial condition, declining commodity prices can impact operations by requiring a reassessment of the feasibility of a particular project. Such a reassessment may be the result of a management decision or may be required under financing arrangements related to a particular project. Even if the project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays or may interrupt operations until the reassessment can be completed. Transportation costs of silver, lead or zinc concentrate could increase substantially due to an increase in the price of oil or a shortage in the number of vessels available to ship concentrate to smelters.

We may engage in the practice of commodity  hedging in the future which provides
--------------------------------------------------------------------------------
no guarantee of price  protection  and may prevent us from  profiting from price
--------------------------------------------------------------------------------
increases.
----------

We currently do not have a policy to hedge future metal sales. If put into place, there is no assurance that a commodity hedging program designed to reduce the risk associated with fluctuations in metal prices will be successful. Hedging may not adequately protect against decline in the price of the hedged metal. Although hedging may protect us from a decline in the price of the metal being hedged, it may also prevent us from benefiting fully from price increases.

Due to the limited  lives of mines and the  constant  need to replace and expand
--------------------------------------------------------------------------------
mineral  reserves,  we may acquire more mines in the future which may or may not
--------------------------------------------------------------------------------
be successful.
--------------

We expect to evaluate acquisition opportunities on a regular basis and intend to pursue those opportunities that we believe are in our long-term best interests. The success of our acquisitions will depend upon our ability to effectively manage the operations of entities we acquire and to realize other anticipated benefits. The process of managing acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of management resources. There can be no assurance that we will be able to successfully manage the operations of businesses we acquire or that the anticipated benefits of our acquisitions will be realized.

As the Province of British  Columbia owns the land covered by our mineral claims
--------------------------------------------------------------------------------
and  native  land  claims  might  affect our title to the  mineral  claims or to
--------------------------------------------------------------------------------
British Columbia's title to the property, our business plan may fail.
---------------------------------------------------------------------

We are unaware of any outstanding native land claims on the claims. However, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining. Should we encounter a situation where a native person or group claims an interest in our claims, we may be able to provide compensation to the affected person in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims. In either case, the costs and/or losses could be greater than our financial capacity and our business may fail.

We rely on key  individuals  and the degree of success of our mining  operations
--------------------------------------------------------------------------------
may be dependent on the fulfillment of their employment obligations.
--------------------------------------------------------------------

Our success depends to a certain degree upon certain key members of the management. These individuals are a significant factor in our growth and success. The loss of the service of members of the management could have a material adverse effect on us. In particular, our success is highly dependant upon the efforts of the President, the CFO and our directors, the loss of whose services would have a material adverse effect on our success and development.

Our  directors  may  experience  conflicts of interest  which may  detrimentally
--------------------------------------------------------------------------------
affect our profitability.
-------------------------

Certain directors and officers may be engaged in, or may in the future be engaged in, other business activities on their own behalf and on behalf of other companies and, as a result of these and other activities, such directors and officers may become subject to conflicts of interest. The Business Corporations Act (British Columbia) (the "BCBCA") provides that in the event that a director has an interest in a contract or proposed contract or agreement, the director shall disclose his interest in such contract or agreement and shall refrain from voting on any matter in respect of such contract or agreement unless otherwise provided under the BCBCA. To the extent that conflicts of interest arise, such conflicts will be resolved in accordance with the provisions of the BCBCA.

We currently do not have any Key Man insurance.
-----------------------------------------------

The Company does not anticipate having key man insurance in place in respect of any of its senior officers.

Risks Related to the Securities Market
--------------------------------------

There is no liquidity and no public market for our common stock and it may prove
--------------------------------------------------------------------------------
impossible to sell your shares.
-------------------------------

There is presently no demand for the common stock of our company. There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market. It may prove impossible to sell your shares.

The common share prices of minerals in general experience a great degree of volatility and you may lose all or a large part of your investments.

Should a market develop for our common shares, the trading price may be subject to large fluctuations. The price of our common shares may increase or decrease in response to a number of events and factors, including: trends in the silver mining industry and the markets in which we operate; changes in the market price of the commodities we sell; current events affecting the economic situation in Canada; changes in financial estimates and recommendations by securities analysts; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of our common shares. This volatility may adversely affect the prices of our common shares regardless of our operating performance.

If the  selling  shareholders  sell a large  number of shares  all at once or in
--------------------------------------------------------------------------------
blocks, the value of our shares would most likely decline.
----------------------------------------------------------

The selling shareholders are offering 4,170,000 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.10 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 79% of the common shares currently outstanding.

Re-sale  restrictions for British Columbia  residents may materially  affect the
--------------------------------------------------------------------------------
market value of shares.
-----------------------

Selling shareholders, who are all residents of British Columbia, have to rely on an exemption from prospectus and registration requirements of B.C. securities laws to sell their shares which are being registered for resell by this prospectus. Selling shareholders have to comply with the B.C. Securities

Commission's B.C. Instrument 72-502 "Trade in Securities of U.S. Registered Issuers" to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that B.C. residents hold the shares for a period of four months after the company becomes a "reporting issuer" in B.C. and, consequent thereon, limits the volume of shares sold in a twelve-month period. These restrictions will limit the ability of the B.C. residents to resell the securities in the U.S. and, therefore, may materially affect the market value of your shares.

Our auditors have expressed substantial doubt about our ability to continue as a
--------------------------------------------------------------------------------
going concern.
--------------

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on August 26, 2004, and we do not have a history of earnings and, as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Our management's plans in regard to this matter are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Forward-Looking Statements
--------------------------

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

                                 Use of Proceeds
                                 ---------------

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination of Offering Price
                         -------------------------------

The selling shareholders are required to sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

                                    Dilution
                                    --------

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders
                              --------------------

The selling shareholders named in this prospectus are offering all of the 4,170,000 shares of the common stock offered through this prospectus. The shares include 3,670,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the "Securities Act"), and completed on September 30, 2004, and 500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act and completed on September 9, 2004.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the number of shares owned by each prior to this offering;

2.   the total number of shares that are to be offered by each;

3. the total number of shares that will be owned by each upon completion of the offering; and;

4.   the percentage owned by each upon completion of the offering.

                                Shares owned                        Percentage of      Percentage of
       Name of selling          prior to this   Number of Shares   Ownership Before   Ownership After
         Shareholder              offering       Being Offered         Offering          Offering
-----------------------------   -------------   ----------------   ----------------   ---------------

Atwal, Bobby                          50,000             50,000           0.95%               0.0%
4391 Dallyn Road
Richmond, B.C.
V6X 2S5

Baxter, Alan                          40,000             40,000            0.8%               0.0%
104 - 2226 W. 8th Avenue
Vancouver, B.C.
V6K 2A7

Birin, Raeshell                       40,000             40,000            0.8%               0.0%
Suite E5,
1070 West 7th Avenue,
Vancouver, B.C.
V6H 1B3

Boussy, Dimka                        250,000            250,000            4.8%               0.0%
# 5 Waalse Kaai
2000 Antwerp, Belgium

Brown, Chris                          40,000             40,000            0.8%               0.0%
2702 - 1288 West Cordova
Street,
Vancouver, B.C.
V6C 3R3




                                                                              19



Chen, Zou                            250,000            250,000            4.8%               0.0%
RM 2006, 7th Bld.
Renjishawzhuang, Hai Dian
District
Beijing, China

Dahle, John                          250,000            250,000            4.8%               0.0%
513 Division Street
Klamath Falls, Oregon
U.S.A.

Delaplace, Donna                      40,000             40,000            0.8%               0.0%
1655 Balsam Street
Vancouver, B.C.
V6K 3L9

Bridan Investments Limited           250,000            250,000            4.8%               0.0%
Suite 4 Temple Building,
Main & Prince William
Streets, Charlestown, Nevis,
WI

Gheyle, Louis                        250,000            250,000            4.8%               0.0%
#11 - St. Kwintens
8300 Knokke-Heist, Belgium

Hollingshead, Bruce                   40,000             40,000            0.8%               0.0%
1346 Honeysuckle Lane
Coquitlam, B.C.
V3E 2N6

Hollingshead, Robyn                   40,000             40,000            0.8%               0.0%
1346 Honeysuckle Lane
Coquitlam, B.C.
V3E 2N6

Han, Hui                             250,000            250,000            4.8%               0.0%
RM 903, 17th Bld., 1st
Block, Yulindongli,
Fengtai District,
Beijing, China




                                                                              20



Jackson, Charlene                     40,000             40,000            0.8%               0.0%
Suite E5,
1070 West 7th Avenue,
Vancouver, B.C.
V6H 1B3

Konschuh, Michele                     40,000             40,000            0.8%               0.0%
104 - 2559 Parkview Lane
Port Coquitlam, B.C.
V3C 6M1

Kook, Gary                            40,000             40,000            0.8%               0.0%
345 4th Avenue W.
Prince Rupert, B.C.
V8J 1P6

Li, Bin Xion                         250,000            250,000            4.8%               0.0%
Shang Gan 4 Chun 19-503#,
Shanghai, Pudong, PRC, 200126

Li, Guo Cai                          250,000            250,000            4.8%               0.0%
Shang Gan 4 Chun 19-503#,
Shanghai, Pudong, PRC, 200126

Li, Jie                              250,000            250,000            4.8%               0.0%
Shang Gan 4 Chun 19-503#,
Shanghai, Pudong, PRC, 200126

McConnell, Gayle                      40,000             40,000            0.8%               0.0%
434 Richmond Street
New Westminster, B.C.
V3L 4C5

Olmstead, Beau                        40,000             40,000            0.8%               0.0%
5544 - 8A Avenue
Delta, B.C.
V4M 1V3

Oyang, Maryam Bin                    250,000            250,000            4.8%               0.0%
No. 19 Naibonat Kupang
Timer NTT, Indonesia




                                                                              21



Padden, Heather                       40,000             40,000            0.8%               0.0%
2402 - 38th Avenue
Vernon, B.C.
V1T 2Z4

Pappas, Thelma                        40,000             40,000            0.8%               0.0%
2368 Cape Horn Avenue
Coquitlam, B.C.
V3K 1J8

Purewal, Jim                         150,000            150,000           2.86%               0.0%
Richmond, B.C.

Shellborn, Grant                      40,000             40,000            0.8%               0.0%
689 Omineca Avenue
Port Coquitlam, B.C.
V3B 7M9

SM Capital Ltd.                      250,000            250,000            4.8%               0.0%
Walkers Chambers, Mill Mall
Road Town, Tortola,
British Virgin Islands

Temple, Carla                         40,000             40,000            0.8%               0.0%
5671 Pearl Crescent
Richmond, B.C.
V7C 5E5

Vadik, Jennifer                       40,000             40,000            0.8%               0.0%
915 - 212A Place
Langley, B.C.
V1M 2B9

Welch, Robert                        250,000            250,000            4.8%               0.0%
921 Peden Street
Houston, Texas
U.S.A.

Whittingham, Alan                     40,000             40,000            0.8%               0.0%
3399 Fulton Road
Victoria, B.C.
V9C 3R2




                                                                              22



Woepperling, Sylvia                   40,000             40,000            0.8%               0.0%
110 - 2298 McBain Avenue,
Vancouver, B.C.
V6L 3B1

Yang, Xiang                          250,000            250,000            4.8%               0.0%
RM 1709, 1st Office Tower
Henderson Centre, Jian
Guomen Nei Avenue
Beijing, China
                                   4,170,000          4,170,000             81%

1. Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,250,000 shares of common stock outstanding on the date of this prospectus. The selling shareholders named in this prospectus are offering a total of 4,170,000 shares of common stock which represents approximately 79% of our outstanding common stock on the date of this prospectus.
2. A family relationship exists between shareholders Bruce Hollingshead and Robyn Hollingshead.
3. A family relationship exists between shareholders Bin Xion Li, Guo Cai Li and Jie Li.

Other than detailed in the endnotes above, we are not aware of any other family relationships among selling shareholders.

Except as indicated above, none of the selling shareholders or their beneficial owners:

1. has attributed beneficial ownership to any other selling shareholder as far as we are aware;

2.   has attributed beneficial ownership to any member of our management;

3. has had a material relationship with us other than as a shareholder at any time within the past three years;

4.   has ever been one of our officers or directors; or

5.   are broker-dealers or affiliates of broker-dealers.

                              Plan of Distribution
                              --------------------

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;

2.   in privately negotiated transactions;

3.   through the writing of options on the common stock;

4.   in short sales; or

5.   in any combination of these methods of distribution.

No public market currently exists for our shares of common stock. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far less restrictions and regulations than are companies traded on the NASDAQ market. However there is no assurance that we can be traded on the OTC Bulletin Board and the NASD, which regulates the OTC Bulletin Board, has applied to the SEC to allow additional restrictions and requirements upon the part of OTC Bulletin Board securities. We currently do not meet either the existing requirements or the proposed additional restrictions and requirements of the OTC Bulletin Board, and we cannot assure you that we will ever meet these requirements.

The selling shareholders are required to sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling shareholders to the public may be:

1.   the market price prevailing at the time of sale;

2.   a price related to such prevailing market price; or

3.   such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities and Exchange Act of 1934, as amended (the "Securities and Exchange Act") in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;

2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Rules
-----------------

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

     o contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     o contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

     o contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

     o contains a toll-free telephone number for inquiries on disciplinary actions;

     o defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     o contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

     o    with bid and offer quotations for the penny stock;

     o the compensation of the broker-dealer and its salesperson in the transaction;

     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M
------------

During such time as we may be engaged in a distribution of any of the shares we are registering by this prospectus, we are required to comply with Regulation M under the Securities and Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

                               Legal Proceedings.
                               ------------------

We are not currently a party to any legal proceedings that have been or are currently being undertaken for or against us nor are we aware of any contemplated.

          Directors, Executive Officers, Promoters and Control Persons
          ------------------------------------------------------------

Directors
---------

Name of Director                Age
----------------                ---

Paul D. Brock                   40
Donald M. Prest                 44
Francis Chiew                   41
Philip J. Wheelton              43

Executive Officers
------------------

Name of Officer     Age      Office
---------------     ---      ------

Paul D. Brock       40       Director, President and Chief Executive Officer

Donald M. Prest     44       Director, Secretary, Treasurer and Principal
                             Financial Officer

The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

Paul D. Brock
-------------
Director, President and Chief Executive Officer

Paul Brock has served as our President, Chief Executive Officer and director since October 5, 2004 and is currently a member of our audit committee. Additionally, Mr. Brock is the President and Chairman of VendTek Systems Inc., a publicly traded company on the TSX-Venture Exchange Inc., as well as the President of its subsidiaries VendTek Industries (Canada), VendTek Technologies (China) and VendTek Asia Pacific (Singapore). Mr. Brock has more than 10 years of international business, trade, sales and marketing experience and has spent the past three years in China where he has developed relationships and expertise in Chinese business culture. Mr. Brock has experience in public company management and reporting, investor relations, and financing including equity, special unit and convertible debenture financings. Mr. Brock is a graduate of the British Columbia Institute of Technology's Robotics and Automation Technology Program, a graduate of Simon Fraser University's Executive Management

Development   Program  and  a  member  in  good  standing  of  the  professional association of the Applied Science Technologists of BC since 1998.

Donald M. Prest
---------------
Director, Secretary, Treasurer and Principal Financial Officer

Donald M. Prest has served as our Secretary, Treasurer and Principal Financial Officer and director since August 26, 2004. Mr. Prest was also President of our Company from August 26, 2004 and resigned as President of our Company on October 5, 2004. Mr. Prest is a member of our audit committee. Mr. Prest is an Audit Partner of Manning Elliott, Chartered Accountants, located in Vancouver, B.C., Canada. Manning Elliott is a qualified audit firm under the Public Company Accounting Oversight Board (United States). Mr. Prest provides international tax planning and business advisory services for numerous Canadian, U.S. and Chinese businesses that plan to go public in North America. Once these businesses are public, Mr. Prest provides continuing disclosure services to these public companies. Mr. Prest has established a specialty consulting practice in China and assists Chinese businesses in gaining access to the North American public markets. Mr. Prest started his career in 1983 upon graduating from the British Columbia Institute of Technology with a Diploma in Financial Management. Mr. Prest completed his Chartered Accountant's program in 1988, received his Chartered Accountant's designation in 1991 and his United States Certified Public Accountant's designation in 1997.

Philip J. Wheelton
------------------
Director

Mr. Wheelton has served as one of our directors since October 5, 2004 and is a member of our audit committee. Additionally, Mr. Wheelton has been the President of Promithian Inc., a junior resource exploration and development company with major coal, coalbed methane, and iron ore assets in the Yukon Territory, Canada, since January 1, 2001. Mr. Wheelton has experience in the exploration business in Canada's north. In addition, he spent several years working in the North American securities industry with a number of Canadian investment firms. Mr. Wheelton graduated from the University of Western Ontario with a Bachelor of Arts (Honours) degree in Political Economy. Following this, he attended two years of graduate studies at McGill University, carrying out advanced work in the field of Political Economy.

Francis Chiew
-------------
Director

Mr. Chiew has served as one of our directors since October 5, 2004 and is a member of our audit committee. Since May 2004, Mr. Chiew has been the Chief Executive Officer of FBV Corporation Pte Ltd., a privately owned company owned by his family. FBV Corporation has business interests in trading, information technology, telecommunications and the medical industries. Mr. Chiew holds a diploma in Hospitality Management and he developed his career in the Hospitality industry with Holiday Inn, Green Lake Hotel and Exhibition Centre Hotel. His responsibilities involved day to day management and operation of the hotels. As General Manager of Thakral Corporation Limited, Mr. Chiew then moved into wholesale operations, acted as investor representative for a hotel joint venture, set up a retail electronics store and became a member of the management committee. Mr. Chiew then worked for the Virgin Group of the United Kingdom as Managing Director of Lightship Asia Pacific Pte Ltd. with responsibility for development of business in Asia. In 2002, Mr. Chiew joined EPOSS Limited (formerly the ROK Group) based in the United Kingdom as Director of Business Development for Asia. EPOSS Limited subsequently became a subsidiary of Western

Union, First Data Corporation, U.S.A., developing prepayment solutions/systems within the banking and telecommunications industry.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the board.

Significant Employees
---------------------

We have no significant employees other than the officers and directors described above.

Conflicts of Interest
---------------------

We do not have any procedures in place to address conflicts of interest that may arise between our business and our directors' other business activities. We are not aware of any existing conflicts between us and our directors' other business activities.

         Security Ownership of Certain Beneficial Owners and Management
         --------------------------------------------------------------

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of November 29, 2004, including shares owned by the officers and directors, individually or as a group. All shares are owned directly.

                 Name and address               Amount and nature
Title of class   of beneficial owner            of beneficial owner   Percent of class
--------------   -------------------            -------------------   ----------------

Common Stock     Paul D. Brock                        500,000              9.50%
                 321-255 Newport Drive
                 Port Moody, BC, Canada
                 V3H 5H1


Common Stock     Donald M. Prest                      500,000              9.50%
                 306-4685 Valley Drive
                 Vancouver, BC, Canada
                 V6J 5M2

Common Stock     Phil Wheelton                         40,000              0.76%
                 8146 8th Avenue, Whitehorse,
                 Yukon, Canada
                 Y1A 1S3

Common Stock     Francis Chiew                         40,000              0.76%
                 20 Upper Circular Road #3
                 06A, The Riverwalk
                 Singapore




                                                                              29



Common Stock     All executive officers and         1,080,000             20.57%
                 directors as a group
                 (four persons)

The percent of class is based on 5,250,000 shares of common stock issued and outstanding as of November 29, 2004.

                            Description of Securities
                            -------------------------

General
-------

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock
------------

As at the date of this prospectus 5,250,000 shares of common stock are issued and outstanding and held by 37 shareholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Articles of Incorporation. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock
---------------

As of the date of this prospectus, there is no preferred stock issued or authorized.

Dividend Policy
---------------

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants
--------

As of the date of this prospectus there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options
-------

As of the date of this prospectus there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, officers, employees and consultants.

Convertible Securities
----------------------

As of the date of this prospectus we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Anti-Takeover State Laws
------------------------

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the State of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada, and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

                     Interests of Named Experts and Counsel
                     --------------------------------------

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect of more than $50,000, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our securities counsel is Devlin Jensen, Barristers & Solicitors, of Vancouver, B.C., Canada.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton Labonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the mineral property was prepared by E.R. Kruchkowski,

B.Sc., P.Geo., Certified Professional Geologist, and is included in reliance upon such report given upon the authority of Mr. Kruchkowski as a professional geologist.

            Disclosure of Commission Position of Indemnification for
            --------------------------------------------------------
                           Securities Act Liabilities
                           --------------------------

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years
                       -----------------------------------

We were incorporated on August 26, 2004 under the laws of the State of Nevada. On the date of our incorporation we appointed Donald M. Prest as our President, Secretary and Treasurer. On October 5, 2004, Mr. Prest resigned as President and was replaced by Paul D. Brock. Mr. Brock is also the Chief Executive Officer and a director of our company. On October 5, 2004, Philip J. Wheelton and Francis Chiew were also appointed as directors of the Company. Mr. Prest participated in the initial private placement of our securities on August 30, 2004, purchasing one share at a price of $0.01 per share.

                             Description of Business
                             -----------------------

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. Our management began to evaluate the area of Stewart, B.C., Canada, currently encompassing the mineral claims, in September of 2004 as the result of an increase in gold and silver prices. The Stewart area has one of the largest silver mines in British Columbia when compared to mines of similar geology.

The mineral claims are located approximately 58 kilometers north of Stewart, B.C., in the Skeena Mining Division NTS 104 A/5W. Each mineral claim entitles us to one quarter section of property reserved for mineral exploration that consists of 450 hectares. The total area of the four mineral claims consisting of 72 units is approximately 1800 hectares. The mineral claims are in good standing with the Province of British Columbia through to July 9, 2005.

During the period from incorporation, August 26, 2004, to the date of this prospectus, we have raised capital through the sale of shares of our common stock in order to cover administrative and organizational expenses, fund the acquisition cost of the mineral property, provide adequate capital to complete stage one of phase one of the exploration work program on the mineral claims and pay for the cost of this prospectus.

Since we are an exploration stage company there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Recording of the Mineral Claims
-------------------------------

The mineral claims consist of four mineral claims located in the northwestern part of Stewart, B.C. The mineral claims have the following legal description:

   Name of
 Mining Claim        Tenure Number       Units        Expiry Date
-------------        -------------       -----        -----------

Tetrahedrite 1           409103            18        July 9, 2005
Tetrahedrite 2           409104            18        July 9, 2005
Tetrahedrite 3           409105            18        July 9, 2005
Tetrahedrite 4           409106            18        July 9, 2005

If we receive favourable preliminary results on the above mentioned claims, then we intend to proceed with continued mapping, sampling and drilling and completing the proposed work program.

We must complete work expenditures on the mineral claims and file confirmation of work with the applicable mining recording office of the Province of British Columbia. Currently, exploration work with a minimum value of CAD $6,000 (US $5,000) is required before July 9, 2005.

If we fail to file CAD $6,000 of work expenditures with the Province of British Columbia, title to the mineral claims will lapse and we will have to restake the claims.

Technical Information Regarding the Property
--------------------------------------------

Our mineral property claims are the subject of a geological report prepared by E.R. Kruchkowski,, B.Sc., P.Geo., dated October 25, 2004. The following description of the mineral property is summarized from Mr. Kruchkowski's report. We paid CAD $2,500 (US $2,083) to Mr. Kruchkowski for the preparation of this report. There is no relationship between Mr. Kruchkowski and us, our officers, our directors or our affiliates.

Location and Access
-------------------

The claims are located in northwest British Columbia, 58 km north of Stewart, in the Skeena Mining Division, NTS 104 A/5W. At present, simplest access is gained utilizing helicopter stations in Stewart. A summer gravel road leads from Stewart to the Tide Lake Flats airstrip (approximately 15km south-southwest of Knipple Lake). If necessary, this road could easily be extended from the airstrip along the east bank of Bowser River to Knipple Lake. In 1988, a constructed winter road cut through the claim area leading from Cassiar-Stewart highway, east of Bowser Lake, to the Brucejack mineral deposits, north of Knipple Lake. This road has been abandoned and the condition of this road is unknown. Once on the property, all workings and trenches are easily accessible by foot. See exhibit 99.1 which is attached hereto for location maps respecting the company's mineral claims.

Physiography and Climate
------------------------

The area of the Tetrahedrite Silver property claims encompasses steep mountain slopes typical of the Coast Range region of British Columbia. The property is situated over Knipple Lake and portions of the Bowser River and Knipple Glacier. The claims are partially covered by the Knipple Glacier, thin glacial till and outcrop. Small lakes and ponds are present along shallow depressions north of Knipple Lake. Moderate to steep topography prevails with gentle sloping ground surrounding Knipple Lake. Elevations range from 460 m (1510') to 1097 m (3600'). Maximum rock exposure occurs in early October when most of the annual snowfall has melted. The surface exploration is restricted to late summer and early fall. Most of the property can be traversed safely on foot although local areas contain occasional steep bluffs and cliffs. Vegetation is limited to thin brush consisting of arctic willow and alder with minor small hemlock. Water supply is plentiful as several glacial run-off streams drain into Bowser River and Knipple Lake.

Definitions
-----------

Electromagnetic surveys involve measuring whether or not rocks on the surface and subsurface of the property conduct electricity. Copper and gold are excellent conductors of electricity. Areas of high conductivity are targets for follow-up exploration.

Magnetic surveys involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as pyrrhotite, hematite and magnetite. These rock types are often found alongside base metals such as copper, zinc and nickel, or precious metals such as gold and silver.

An Induced Polarization ("IP") survey is an electrical survey method that measures the resistance and chargeability of rock which may be a result of sulphide content of the rock.

Airborne geophysical surveys are the search for mineral deposits by measuring the physical property of near-surface rocks through the use of an airplane or helicopter in order to detect unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Geophysics is the study of physical properties of rock and minerals.

Geochemistry is the study of chemical properties of rocks.

Ore is a mixture of minerals from which at least one metal can be extracted at a profit.

History and Previous Work
-------------------------

In early years, the exploration for metals began in the Stewart region about 1898 after the discovery of mineralized float by a party of placer miners in the Bitter Creek area. During the early 1900's, the area of the Tetrahedrite Silver showings was covered by ice fields and glaciers that extended into the Bowser valley. This would have hampered any mineral exploration. In the 1960's, the streams in the area would have been geochemically sampled particularly in exploration for porphyry style copper-molybdenum mineralization.

Sulphide mineralization was encountered in 1964 by the B.C. Department of Mines regional mapping program (Grove, 1983). Prospectors Julian Berkosha and Tony Retvedt were notified of this mineralization and subsequent claims located. No results of any follow-up work were recorded. The ground remained dormant until being staked by prospectors working for E & B Exploration Ltd., a small private company based in Calgary, Alberta as part of a joint venture with E & B Exploration. After some minor prospecting, sampling and mapping, the property was returned to Elan Exploration Ltd. High silver values were reported in some sampling.

Teuton Resources Corporation optioned the ground in 1983. Several high-grade silver-bearing veins were discovered during the general reconnaissance prospecting program with minor surface trenching. During 1984, Teuton Resources Corporation carried out an airborne E.M. (electromanetics) and magnetics survey with unsuccessful results. Further mapping and geochemical surveys were also completed. Trenching and sampling the argentiferous-quartz-sulphide veins discovered in 1983 was the priority of the Teuton's 1985 exploration program. With significant results, Crystal Cove Resources Ltd., under an option agreement with Teuton Resources Ltd., undertook a bulk tonnage sampling program in 1987. Several high-grade silver-bearing veins were tested for grade and tonnage consistency.

Conclusions and Recommendations
-------------------------------

Mr. Kruchkowski's geological report recommends a phase one exploration work program on the property that will include two stages at a total cost of CAD $45,000 (US $37,500). This budget consists of CAD $15,000 (US $12,500) for stage one and CAD $30,000 (US $25,000) for stage two. It is expected to take approximately four months to complete the two stages. We expect to commence this exploration program in late June of 2005 and to complete it in late October of 2005. Sample analysis would take place after stage one of phase one is completed and would take two weeks to obtain the results. We would then plan stage two for the month of October of 2005. To date we have spent no exploration expenditures on the property. The components of the budget for this initial geological work program are as follows (in Canadian dollars):

PHASE ONE - STAGE ONE
Sampling - 2 personnel @ $300 each for 6 days                     $   3,600
Helicopter 4 hours @ $1,200.00 hour                                   4,800
Camp, accommodations, etc.                                            1,000
Rentals, including vehicle, rock drill                                1,000
Analysis - 75 samples  $20.00 each                                    1,500
Consumables including explosives                                      1,000
Mobilization/demobilization                                           1,000
Contingency                                                           1,100
                                                                  ----------
Phase one - Stage one total                                       $  15,000

PHASE ONE - STAGE TWO
Sampling - 2 personnel @ $300 each for 12 days                    $   7,200
Helicopter 8 hours @ $1,200.00 hour                                   9,600
Camp, accommodations, etc.                                            2,000
Rentals, including vehicle, rock drill                                2,000
Analysis - 150 samples  $20.00 each                                   3,000

Consumables including explosives                                      2,000
Mobilization/demobilization                                           1,000
Contingency                                                           3,200
                                                                  ----------
Phase one - Stage two total                                       $  30,000

Our Board of Directors will make a determination whether to proceed with phase two of the exploration program upon completion of phase one of the exploration program by the geologist and the review of the results of phase one. In completing this determination we will make an assessment as to whether the results of phase one are sufficiently strong and consistent as to mineralization that would indicate a potential viable deposit. The results would have to enable us to secure financing that would be necessary for us to proceed with phase two of the exploration program. This assessment will include an assessment of the market for financing of junior mineral exploration projects at the time of our assessment.

Phase two will consist of diamond drilling to evaluate any of the mineralized zones for the presence of a large tonnage lower grade deposit and/or a smaller high-grade silver deposit. This would involve four holes; each 100 meters in length; to test the mineralized shear zones at depth. Phase two is intended to identify the geological environment underlying the mineral claims and a detailed mineralization map to scale should be produced. A geological crew will conduct a field program. Under the supervision of the geologist, the crew will collect sediment samples for geochemical analysis on the areas of interest identified in phase one. This field work is expected to take place over a one week period and the analysis of the sediment samples is expected to take an additional two weeks. This level of surveying and sampling will provide a higher level of reconnaissance information for the mineral claims. Phase two will also include an updated geological report with an independent analysis and recommendation on the mineral claims. Phase two is expected to take approximately two months to complete and it is planned for the summer of 2006. A budget of CAD $200,000 (US $166,667) is estimated for phase two and the components are as follows (in Canadian dollars):

PHASE TWO
Diamond Drilling:  400 meters at $125.00/meter all inclusive      $  50,000
Rental Vehicle                                                        5,000
Accommodation/Supplies                                               15,000
Mob/Demob Costs, Geological Crew                                     10,000
Wood for drill pads                                                   5,000
Assaying - 1000 samples at $25.00/sample                             15,000
Geological Surveys, Mapping, etc.                                    10,000
Report Writing/Drafting, etc.                                        10,000
Equipment Rentals                                                    10,000
Helicopter                                                           50,000
Contingency                                                          20,000
                                                                  ----------
Phase two total                                                   $ 200,000

Compliance with Government Regulation
-------------------------------------

Canadian Mining Law
-------------------

Work on the claims is governed by the laws of the Province of British Columbia. Titles to mineral claims are issued and administered by the Mineral Titles Branch, Ministry of Energy and Mines, and title must comply with all provisions under the Mineral Tenure Act (British Columbia) (the "Mineral Tenure Act"). A mineral claim acquires the right to the minerals which were available at the time of location and as defined in the Mineral Tenure Act. There are no surface rights included, but the title holder has the right to use the surface of the claim for mining purposes only. All work carried out on a claim that disturbs the surface by mechanical means requires a Notice of Work and must receive written approval from the District Inspector of Mines prior to commencement.

Our mineral exploration program will comply with the Mineral Tenure Act which sets forth rules for locating claims, posting claims, working claims and reporting work performed.

We also have to comply with the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

In order to explore for minerals on our mineral claim we must submit the plan contained in this prospectus for review. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to us or our agent. The exploration permit is the only permit or license we will need to explore for precious and base minerals on the mineral claim.

We will be required to obtain additional work permits from the British Columbia Ministry of Energy and Mines for any exploration work that results in a physical disturbance to the land. Accordingly, we may be required to obtain a work permit if we proceed beyond the exploration work contemplated by our proposed phase one and phase two exploration programs. There is a charge of approximately CAD $1,500 (US $1,250) in order to obtain a work permit under the Mineral Tenure Act. The time required to obtain a work period is approximately four weeks. We will incur the expense of our consultants to prepare the required submissions to the Ministry of Energy and Mines. We will be required by the Mineral Tenture Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. No remediation work is anticipated as a result of completion of phase one and phase two of the exploration program.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the summary report. As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any mineral resource at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potential mineral deposit is discovered.

If we enter into substantial exploration, the cost of complying with permit and regulatory environment laws will be greater than in phase one and phase two because the impact on the project area is greater. Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment. We may be required to conduct an environmental review process under the British Columbia Environmental Assessment Act if we determine to proceed with a substantial project. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended phase one or phase two exploration programs on our claims.

We have filed the applicable work expenditures required by British Columbia mining regulations which extends the mineral claims to July 9, 2005.

Competitive Conditions
----------------------

The mineral exploration industry is highly fragmented and we will be competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we generally compete with other exploration companies, there is no competition for the exploration of minerals from our claims. Readily available mineral markets exist in the United States and around the world for the sale of minerals if we ever experience production. Therefore, we will likely be able to sell any minerals if we ever successfully discover and recover any minerals. There are no assurances, however, that the prevailing prices for such minerals will result in profitable operations.

We are a junior mineral exploration company. We compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be competing with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Employees
---------

As of the date of this prospectus we do not have any employees other than our officers. We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the mineral property and call upon our directors, with experience in mining, to assist us from time to time.

Research and Development Expenditures
-------------------------------------

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries
------------

We do not have any subsidiaries.

Patents and Trademarks
----------------------

We do not own, either legally or beneficially, any patent or trademark.

Plan of Operation
-----------------

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of the mineral property:

1. We plan to conduct the recommended phase one exploration program on the property consisting of two stages including geochemistry and trenching. We anticipate that the cost of this program will be approximately CAD $45,000 (US $37,500). We expect to commence this exploration program in late June of 2005 and to complete it in late October of 2005. Sample analysis would take place after stage one of phase one is completed and would take two weeks to obtain the results. We would then plan stage two for the month of October 2005. This phase one is expected to take approximately four months to complete.

2. If warranted by the results of phase one, we intend to commence the phase two program described in the geological report and estimated to cost CAD $200,000 (US $166,667). We anticipate that we will have to raise additional funding in order to conduct the phase two program and that this phase would be conducted during October of 2006 and will take approximately three weeks to complete.

3. We anticipate spending approximately $1,500 in ongoing general and administrative expenses per month for the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses.

As at November 29, 2004, we had cash reserves of $52,936 which we estimate will sustain our minimum operations for approximately twelve months and cover the anticipated remaining offering costs of $10,000. We will need further financing of $25,000 in the summer of 2006 to complete stage two of phase one.

Our completion of the phase two work program is subject to us obtaining adequate financing as these expenditures will exceed our cash reserves. During the 12-month period following the date of this prospectus, we do not anticipate generating any revenue. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund stage two of phase one or phase two exploration programs. In the absence of such financing, our business plan will fail.

We may consider entering into a joint venture partnership to provide the required funding to develop the mineral claims. We have not undertaken any efforts to locate a joint venture partner for the mineral claims. If we entered into a joint venture arrangement we would likely have to assign a percentage of our interest in the property to the joint venture partner.

Based on the nature of our business we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

     o    our ability to raise additional funding;

     o    the market for minerals such as silver;

     o    results of our proposed  exploration programs on the mineral property;
          and

     o our ability to find joint venture partners for the development of our property interests;

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan unless we receive short-term loans from our two executive officers, which cannot be guaranteed. In such a case we may decide to discontinue our current business plan and seek other business opportunities in the resource sector. Any business opportunity would require our management to perform diligence on possible acquisition of additional resource properties. Such due diligence would likely include purchase investigation costs such as professional fees by consulting geologists, preparation of geological reports on the properties, conducting title searches and travel costs for site visits. It is anticipated that such costs will not be sufficient to acquire any resource properties and additional funds will be required to close any possible acquisition. During this period we will need to maintain our periodic filings with the appropriate regulatory authorities and will incur legal and accounting costs. In the event no other such opportunities are available and we cannot raise additional capital to sustain minimum operations, we may be forced to discontinue business. We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of exploration. We believe that debt financing will not be an alternative for funding additional phases of exploration. We do not have any arrangements in place for any future equity financing.

Results of Operations
---------------------

We have had no operating revenues since our inception on August 26, 2004 through to the year ended September 30, 2004. Our activities have been financed from the proceeds of share subscriptions. From our inception on August 26, 2004, to September 30, 2004, we have raised a total of $81,000 in cash from private offerings of our securities and have paid for legal services of $5,000 by issuing 250,000 common shares.

For the period from inception on August 26, 2004, to the year ended September 30, 2004, we incurred operating costs of $10,990. These operating costs included $10,990 in professional fees and organizational costs during the period. Expenditures consisted of $9,000 for legal, accounting and audit services and $1,990 for incorporation costs. In addition to these costs we charged $5,000 to operations for the value of services rendered by our Principal Financial Officer to September 30, 2004, and the value of rent of $250, which amounts were treated as donated capital.

Subsequent to September 30, 2004, we paid CAD $10,000 (US $8,333) to acquire the mineral property and CAD $2,500 (US $2,083) for the geological report. We paid $10,000 as a retainer for legal services during the month of October of 2004. These amounts were charged to operations.

Liquidity and Capital resources
-------------------------------

At September 30, 2004, we had cash on hand of $79,010 and working capital of $75,010.

We have funded our business to date from sales of our common stock. Gross proceeds from the sale of our common shares during the period from inception, on August 26, 2004, through to the year ended September 30, 2004, totalled $81,000. Cash used in operating activities was $1,990 for the period from inception on August 26, 2004, to the year ended September 30, 2004, which reflects incorporation costs only. We recorded $5,250 for donated management services and rent to September 30, 2004. We also recorded $4,000 of accrued accounting and auditing and paid $5,000 for legal services by issuing shares. None of these charges resulted in an outlay of cash.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the mineral claims and our venture will fail.

Subsequent to September 30, 2004, and to November 29, 2004, we have made cash outlays of $26,074 and have $52,936 in cash and working capital as of November 29, 2004. The following is a breakdown of payments made during the aforementioned period:

Accounting and auditing:            $4,000
Legal retainer:                     $10,000
Geological report:                  $2,074
Mineral property acquisition:       $10,000

                             Description of Property
                             -----------------------

Our executive offices are located at Suite 1100, 1050 West Pender Street, Vancouver, British Columbia, Canada, V6E 3S7. Donald M. Prest, our Director, Secretary, Treasurer and Principal Financial Officer, currently provides this space to us free of charge. This space may not be available to us free of charge in the future. The value of these donated premises is $250 per month.

We also have four mineral claims located in northwest British Columbia as described above under "Description of Business".

                 Certain Relationships and Related Transactions
                 ----------------------------------------------

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     o    any of our directors or officers;

     o    any person proposed as a nominee for election as a director;

     o    any person who  beneficially  owns,  directly  or  indirectly,  shares
          carrying  more  than  10%  of  the  voting  rights   attached  to  our
          outstanding shares of common stock;

     o    any of our promoters; or

     o any relative or spouse of any of the foregoing persons who has the same house as such person.

Paul D. Brock, our Chief Executive Officer,  President and director,  and Donald
M. Prest, our Principal Financial Officer, Secretary, Treasurer and director, have each acquired 500,000 shares of our common stock at a price of $0.001 per share. Mr. Brock and Mr. Prest each paid a total purchase price of $500 for these shares on September 9, 2004. Other than the purchase of this stock, Mr. Brock and Mr. Prest have not entered into any agreements with us in which they are to receive from us or provide to us anything of value except for the services of Mr. Prest during September of 2004 which were valued at $5,000 and donated to the Company. It is anticipated that the value of ten percent of Mr. Prest's and Mr. Brock's time would be valued at $2,500 per month each and donated to the Company.

            Market for Common Equity and Related Stockholder Matters
            --------------------------------------------------------

No Public Market for our Common Stock
-------------------------------------

There is presently no public market for our common stock. We anticipate seeking sponsorship for the trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock
---------------------------

As  of  the  date  of  this  registration   statement,   we  had  37  registered
shareholders.

Rule 144 Shares
---------------

A total of 4,170,000 shares of our common stock are available for resale to the public after September 30, 2005 in accordance with the volume and trading limitations of Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding; which, in our case, will equal approximately 52,500 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k) a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus persons who are our affiliates hold 1,080,000 of the shares that will be eligible for Rule 144 sales. These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than ten percent of the aggregate amount of common shares then outstanding.

Registration Rights
-------------------

We have not granted registration rights to the selling shareholders or to any other person.

Dividends
---------

There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation
                             ----------------------

Summary Compensation Table
--------------------------

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception, on August 26, 2004, until September 30, 2004.

                         Annual Compensation           Long Term Compensation
                       ------------------------------------------------------------
                                                          Awards            Payouts
                                                  ---------------------------------
                                         Other                 Securities
Name and                                Annual    Restricted   Underlying             All Other
Principal                               Compen-     Stock       Options/     LTIP      Compen-
Position       Year    Salary   Bonus   Sation      Awards        SARS      payouts     sation
                        ($)      ($)      ($)        ($)          (#)         ($)         ($)
-----------------------------------------------------------------------------------------------
Paul Brock,
CEO(1)        2004(2)    Nil     Nil      Nil        Nil          Nil         Nil        Nil
-----------------------------------------------------------------------------------------------





                                                                              43



(1)  Appointed Chief Executive Officer on October 5, 2004.
(2)  For the period from inception (August 26, 2004) to September 30, 2004.

None  of  our  directors   have  received   monetary   compensation   since  our
incorporation to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants
-------------------

We have not granted any stock options to the executive officers since our inception on August 26, 2004.

Employment Agreements
---------------------

Currently, we do not have an employment or consultant agreement with Mr. Brock or Mr. Prest. Currently, we do not pay any salary to Mr. Brock or Mr. Prest.

                          Index to Financial Statements
                          -----------------------------

Our audited financial statements, as described below, are attached hereto:

Audited financial statements for the period from inception (August 26, 2004) to September 30, 2004, including:

1.   Auditors' Report;

2.   Balance Sheet;

3.   Statement of Operations;

4.   Statement of Stockholders' Equity;

5.   Statement of Cash Flows; and

6.   Notes to Financial Statements.


                                  ------------

               [Dale, Matherson, Carr-Hilton, Labonte Letterhead]

                          Independent Auditors' Report
                          ----------------------------

To the Stockholders and Board of Directors of Fortune Partners, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Fortune Partners, Inc. (An Exploration Stage Company) as of September 30, 2004 and the related statements of operations, stockholder's deficit and cash flows for the period from August 26, 2004 (Date of Inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Fortune Partners, Inc. (An Exploration Stage Company), as of September 30, 2004, and the results of its operations and its cash flows for the period from August 26, 2004 (Date of Inception) to September 30, 2004, in conformity with generally accepted accounting principles used in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has losses from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS
Vancouver, Canada
October 26, 2004

Fortune Partners, Inc.
(An Exploration Stage Company)
Balance Sheet
(Expressed in US dollars)


                                                                 September 30,
                                                                      2004
                                                                       $
                                                                ----------------

ASSETS

Current Assets

Cash                                                                     79,010
--------------------------------------------------------------------------------

Total Assets                                                             79,010
================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accrued liabilities                                                       4,000
--------------------------------------------------------------------------------

Total Liabilities                                                         4,000
--------------------------------------------------------------------------------


Commitments and Contingencies (Note 1)
Subsequent Events (Note 7)


Stockholders' Equity

Common Stock, 100,000,000 shares authorized, $0.001 par value
5,250,000 shares issued and outstanding (Note 5)                          5,250

Additional Paid in Capital                                               80,750

Donated Capital (Note 4)                                                  5,250

Deficit Accumulated During the Exploration Stage                        (16,240)
--------------------------------------------------------------------------------

Total Stockholders' Equity                                               75,010
--------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                               79,010
================================================================================

Fortune Partners, Inc.
(An Exploration Stage Company)
Statement of Operations
(Expressed in US dollars)


                                                                     From
                                                               August 26, 2004
                                                             (Date of Inception)
                                                               to September 30,
                                                                     2004
                                                                      $
                                                              ------------------

Revenue                                                                       -
--------------------------------------------------------------------------------


Expenses

Donated services and rent (Note 4)                                        5,250
Professional fees and organizational costs                               10,990
--------------------------------------------------------------------------------

Total Expenses                                                           16,240
--------------------------------------------------------------------------------

Net Loss For the Period                                                 (16,240)
================================================================================


Net Loss Per Share - Basic and Diluted                                     (.02)
================================================================================


Weighted Average Shares Outstanding                                     729,000
================================================================================

Fortune Partners, Inc.
(An Exploration Stage Company)
Statement of Cash Flows
(Expressed in US dollars)


                                                                     From
                                                               August 26, 2004
                                                             (Date of Inception)
                                                              to September 30,
                                                                     2004
                                                                      $
                                                              ------------------

Cash Flows Used In Operating Activities

Net loss for the period                                                 (16,240)

Adjustments to reconcile net loss to cash:

Donated services                                                          5,250
Expenses paid for by issuing shares                                       5,000

Change in operating assets and liabilities:

Increase in accrued liabilities                                           4,000
--------------------------------------------------------------------------------

Net Cash Used in Operating Activities                                    (1,990)
--------------------------------------------------------------------------------


Cash Flows Used In Investing Activities                                       -
--------------------------------------------------------------------------------

Net Cash Flows Used In Investing Activities                                   -
--------------------------------------------------------------------------------


Cash Flows From Financing Activities
     Proceeds from issuance of common stock                              81,000
--------------------------------------------------------------------------------

Net Cash Flows Provided By Financing Activities                          81,000
--------------------------------------------------------------------------------

Increase in Cash                                                         79,010

Cash - Beginning of Period                                                    -
--------------------------------------------------------------------------------

Cash - End of Period                                                     79,010
================================================================================


Supplemental Disclosures

Interest paid                                                                 -
Income taxes paid                                                             -
================================================================================


Non-cash Investing and Financing Activities

     250,000 shares were issued to settle an account
     payable for legal services                                           5,000
================================================================================

Fortune Partners, Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity
(Expressed in US dollars)


                                                                                                    Deficit
                                                                                                  Accumulated
                                                                     Additional                    During the
                                                                      Paid-in        Donated      Exploration
                                         Shares         Amount        Capital        Capital         Stage          Total
                                            #             $              $              $              $              $
                                      ------------   ------------   ------------   ------------   ------------   ------------

Balance - August 26, 2004 (Date of
Inception)                                      -              -              -              -               -             -

Issuance of common shares for cash
   at $.001/share                       1,000,000          1,000              -              -               -         1,000
   at $.02/share                        4,000,000          4,000         76,000              -               -        80,000

Issuance of common shares for legal
services                                  250,000            250          4,750              -               -         5,000

Donated services and rent                       -              -              -          5,250               -         5,250

Net loss for the period                         -              -              -              -         (16,240)      (16,240)
-----------------------------------------------------------------------------------------------------------------------------

Balance - September 30, 2004            5,250,000          5,250         80,750          5,250         (16,240)       75,010
=============================================================================================================================

Fortune Partners, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
September 30, 2004


1.   Exploration Stage Company

     The Company was incorporated in the State of Nevada on August 26, 2004. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company's principal business is the acquisition and exploration of mineral properties as discussed in Notes 3 and 7. The Company has not presently determined whether its mineral property contains mineral reserves that are economically recoverable.

     These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its mineral properties, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at September 30, 2004, the Company has accumulated losses of $16,240 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

     The Company is planning to file an SB-2 registration statement with the United States Securities and Exchange Commission to register 4,250,000 shares of common stock for resale by existing stockholders of the Company. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

     As at September 30, 2004, the Company has working capital of $75,010, which is enough to allow the Company to operate for a period in excess of twelve months, acquire the mineral property as discussed in Note 3, and to pay for remaining registration statement costs estimated to be $22,000.


2.   Summary of Significant Accounting Policies

     a)   Basis of Presentation

          These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is September 30.

     b)   Use of Estimates

          The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     c)   Basic and Diluted Net Income (Loss) Per Share

          The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

     d)   Comprehensive Loss

          SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.


2.   Summary of Significant Accounting Policies (continued)

     a)   Cash and Cash Equivalents

          The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

     b)   Mineral Properties

          The Company has been in the exploration stage since its formation on August 26, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

     c)   Financial Instruments

          Financial instruments, which include cash and accrued liabilities, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     d)   Income Taxes

          Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     e)   Concentration of Credit Risk

          Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

     f)   Stock-Based Compensation

          The Company does not have a stock option plan, however, it issues stock to non-employees for services. The company accounts for stock issued for services to non-employees in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation". Compensation expense is based on the fair market value of the stock award or fair market value of the good and services received whichever is more reliably measurable.

     g)   Recent Accounting Pronouncement

          In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB 104"), which supersedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company's financial statements.


3.   Mineral Properties

     On October 25, 2004 the Company paid $10,000 to acquire a 100% interest in the Tetrahedrite Silver Property (the "Property") located in the Skeena Mining Division, BC. The Property is held in trust by the President of the Company for the benefit of the Company and consists of 4 mineral claims representing 76 units.

Fortune Partners, Inc
(An Exploration Stage Company)
Notes to the Financial Statements
September 30, 2004


4.   Related Party Transactions

     On October 4, 2004 three additional members were elected to the Board of Directors for a total of four Board Members. A new President was elected and the former President became the Principal Accounting Officer and Secretary.

     a) During the period, the Company recognized a total of $5,000 for donated services provided by the former President of the Company.

     b) During the period, the Company recognized a total of $250 for donated rent provided by a partnership, of which, the former President of the Company is a partner.

     c) Included in accrued liabilities is $2,000 accrued in favour of a partnership, of which, the former President of the Company is a partner, for accounting services rendered.

     d) On August 27, 2004 the former President of the Company loaned $2,000 to the Company to pay for organizational costs. This loan did not bear interest and was repaid on September 30, 2004.

     e) The new President of the Company holds the Company's interest in 4 mineral claims in trust for the benefit of the Company. These claims were acquired on October 25, 2004.


5.   Common Shares

     The  Company  issued  the  following   shares   pursuant  to   subscription
     agreements:

     a) On September 9, 2004 the Company issued 1,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $1,000.

     b) On September 30, 2004 the Company issued 4,000,000 shares of common stock at a price of $0.02 per share for cash proceeds of $80,000.

     c) On September 30, 2004 the Company issued 250,000 shares of common stock at a price of $0.02 per share for $5,000 of legal services performed to September 30, 2004.


6.   Income Tax

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of $10,990 which commence expiring in 2024. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     The components of the net deferred tax asset at September 30, 2004, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                                               2004
                                                                $
                                                           ------------

Net Operating Loss                                           10,990

Statutory Tax Rate                                            34%

Effective Tax Rate                                             -

Deferred Tax Asset                                            3,737

Valuation Allowance                                          (3,737)
-----------------------------------------------------------------------

Net Deferred Tax Asset                                         -
=======================================================================

Fortune Partners, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
September 30, 2004


7.   Subsequent Events

     On October 4, 2004 three additional members were elected to the Board of Directors for a total of four Board Members. A new President was elected and the former President became the Principal Accounting Officer and Secretary.

     On October 25, 2004 the Company paid $10,000 to acquire a 100% interest in the Tetrahedrite Silver Property (the "Property") located in the Skeena Mining Division, BC. The Property is held in trust by the President of the Company for the benefit of the Company and consists of 4 mineral claims representing 76 units.


                                  ------------

                  Changes in and Disagreements with Accountants
                  ---------------------------------------------

We have had no changes in or disagreements with our accountants.

                              Available Information
                              ---------------------

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at its principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities and Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to shareholders. We will not deliver such reports to our shareholders until after, and if, this offering is declared effective by the Securities and Exchange Commission. Once such effectiveness is granted, if ever, we will deliver annual reports to securities holders containing audited financial statements as well as complying with other Securities and Exchange Commission and state filing requirements.


                                  ------------

                                 --------------







                             FORTUNE PARTNERS, INC.
                             ----------------------


             4,170,000 shares of common stock to be sold by certain
                            selling security holders


--------------------------------------------------------------------------------

                                   PROSPECTUS
                                   ----------

--------------------------------------------------------------------------------


                             ____________ ___, 2004



No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.







                                  ------------

                                  ------------


                                     Part II
                                     -------

                   Information Not Required in the Prospectus
                   ------------------------------------------

Item 24. Indemnification of Directors and Officers
--------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Nevada law or otherwise, we have been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the Nevada Revised Statutes director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. That is not the case with our articles of incorporation. Excepted from that immunity are:

     1. a wilful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     3. a transaction from which the director derived an improper personal profit; and

     4.   willful misconduct.

Under Article VII, our Bylaws provide the following indemnification:

01. Indemnification

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

02. Derivative Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03. Successful Defense

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and ..02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04. Authorization

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05. Advances

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

06. Nonexclusivity

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07. Insurance

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

08. "Corporation" Defined

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting Shares of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

09. Further Bylaws

The Board of Directors may from time to time adopt further Bylaws with specific respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

Item 25. Other Expenses of Issuance and Distribution
----------------------------------------------------

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee:    $     52.83
Accounting fees and expenses:                           $  6,000.00
Legal fees and expenses:                                $ 15,000.00
Transfer agent fees:                                    $  1,500.00
EDGAR filing fees:                                      $  1,428.26
                                                        ------------
     Total:                                             $ 23,981.09

All amounts are estimates other than the Securities and Exchange Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities
------------------------------------------------

We completed an offering of 1,000,000 shares of our common stock at a price of $0.001 per share to officers and directors on September 9, 2004, for total proceeds of $1000. We completed this offering pursuant to Regulation S and
Section 4(2) of the Securitries Act. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 4,250,000 shares of our common stock at a price of $0.02 per share to a total of 35 purchasers on September 30, 2004, for total proceeds of $85,000. We completed the offering pursuant to Regulation S and
Section 4(2) of the Securities Act. All but two of the persons purchasing common shares pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of and were not citizens of the United States. Those two individuals, who are residents of the United States, purchased common shares pursuant to Rule 504 of Regulation D of the Securities Act and represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificates issued to these two purchasers in accordance with Rule 144. As to the balance of the 33 purchasers, we did not engage in a distribution of this offering in the United States. Each such purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each such purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item 27. Exhibits.
------------------

Exhibit
Number                                Description
-------                               -----------

3.1            Articles of Incorporation
3.2            Bylaws
5.1            Opinion of Counsel, Devlin Jensen, with consent to use
10.1 Bill of Sale Absolute to Paul D. Brock and respecting the mineral claims
10.2 Declaration of Trust of Paul D. Brock, dated November 29, 2004, that he is holding the mineral claims on behalf of Fortune Partners, Inc.
23.1           Consent of Independent Auditors
23.2           Consent of Geologist to use of name
23.3           Consent of Counsel (Included in Exhibit 5.1)

24.1 Power of Attorney (Included on the signature page of this registration statement)
99.1           Location maps from Consulting Geologist's report

Item 28. Undertakings.
----------------------

The undersigned registrant hereby undertakes:

1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

2. that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.   to remove from  registration by means of a post-effective  amendment any of
     the  securities  being  registered   hereby  which  remain  unsold  at  the
     termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                                  ------------

                                   Signatures
                                   ----------

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereon duly authorized, in the City of Vancouver, in the Province of British Columbia, Canada, on December 2, 2004.

                             Fortune Partners, Inc.

          /s/ PAUL D. BROCK                         /s/ DONALD M. PREST
-------------------------------------       ------------------------------------
            Paul D. Brock                              Donald M. Prest
President and Chief Executive Officer       Secretary, Treasurer and Principal
                                                     Financial Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

           Date                                      Signature/Title
           ----                                      ---------------


                                                   /s/ PAUL D. BROCK
December 2, 2004
                                            ------------------------------------
                                                        Paul D. Brock
                                            President, Chief Executive Officer
                                                       and a director

                                                   /s/ DONALD M. PREST
December 2, 2004
                                            ------------------------------------
                                                      Donald M. Prest
                                              Secretary, Treasurer, Principal
                                             Financial Officer and a director

                                                    /s/ FRANCIS CHIEW
December 2, 2004
                                            ------------------------------------
                                                      Francis Chiew
                                                        A director

                                                  /s/ PHILIP J. WHEELTON
December 2, 2004
                                            ------------------------------------
                                                    Philip J. Wheelton
                                                       A director